Exhibit 99.1

STEM, INC. ANNOUNCES PRICING OF UPSIZED OFFERING OF $400 MILLION

0.50% GREEN CONVERTIBLE SENIOR NOTES DUE 2028

SAN FRANCISCO–(BUSINESS WIRE)–November 17, 2021–Stem, Inc. (“Stem”) (NYSE: STEM) announced today the pricing of $400 million aggregate principal amount of 0.50% Green Convertible Senior Notes due 2028 (the “Notes”) in a private offering (the “Offering”), which was upsized from the previously announced $350 million offering, to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Offering, Stem has granted the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period from, and including, the date when the Notes are first issued, up to an additional $60 million aggregate principal amount of the Notes on the same terms and conditions. The sale of the Notes to the initial purchasers is expected to settle on November 22, 2021, subject to customary closing conditions.

When issued, the Notes will be senior, unsecured obligations of Stem. The Notes will accrue interest payable semi-annually in arrears and will mature on December 1, 2028, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date. The Notes will be convertible based on an initial conversion rate of 34.1965 shares of Stem’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $29.24 per share of common stock, which represents a conversion premium of approximately 32.5% to the last reported sale price of Stem’s common stock on The New York Stock Exchange (the “NYSE”) on November 17, 2021). The Notes will be convertible upon the satisfaction of specified conditions into cash, shares of common stock of Stem or a combination thereof, with the form of consideration to be determined at Stem’s election. The Notes will be redeemable, in whole or in part, for cash at Stem’s option at any time, and from time to time, on or after December 5, 2025 and before the 45th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Stem’s common stock exceeds 130% of the conversion price for a specified period of time.

In connection with the pricing of the Notes, Stem has entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to Stem’s common stock upon any conversion of the Notes and/or offset any potential cash payments Stem is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $49.66 per share of common stock, which represents a premium of approximately 125.0% to the last reported sale price of Stem’s common stock on the NYSE on November 17, 2021, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Stem expects that the option counterparties or their respective affiliates will purchase shares of Stem’s common stock and/or enter into various derivative transactions with respect to Stem’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Stem’s common stock or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Stem’s common stock and/or purchasing or selling Stem’s common stock or selling Stem’s common stock or other securities in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so following any dates the Notes are converted, repurchase or redeemed, if Stem exercises its option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of Stem’s common stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares and value of the consideration that noteholders receive upon conversion of the Notes.

Stem intends to use a portion of the net proceeds from the Offering to fund the cost of entering into the capped call transactions described above. Stem intends to allocate an amount equivalent to the net proceeds from the Offering to finance or refinance, in whole or in part, existing or new Eligible Green Expenditures of Stem, including investments related to creating a more resilient clean energy system, optimized software capabilities for energy systems, and reducing waste through operations.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and any shares of common stock of Stem issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of common stock of Stem issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Stem, Inc.

Stem, Inc. (NYSE: STEM) provides advanced energy storage solutions alongside its AI-powered analytics platform to enable customers and partners to optimize energy use by automatically switching between battery power, onsite generation and grid power. Stem’s solutions help enterprise customers benefit from a clean, adaptive energy infrastructure and achieve a wide variety of goals, including expense reduction, resilience, sustainability, environmental and corporate responsibility and innovation. Stem also offers full support for solar partners interested in adding storage to standalone, community or commercial solar projects – both behind and in front of the meter.

Cautionary Statement Regarding Forward-looking Statements

This press release, as well as other statements we make, contain “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “forecast,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “think,” “should,” “could,” “would,” “will,” “hope,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about the terms of the Offering, whether Stem will be able to satisfy the closing conditions to consummate the Offering and the anticipated use of proceeds of the Offering. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes as a result of market conditions and the risk that the Offering will not be consummated. These forward-looking statements are based upon assumptions and estimates that, while considered reasonable by Stem and its management, depend upon inherently uncertain factors and risks that may cause actual results to differ materially from current expectations, including the additional risks and uncertainties set forth in the section entitled “Risk Factors” in the registration statement on Form S-1 filed with the SEC on July 19, 2021, and Stem’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. Statements in this press release are made as of the date hereof, and Stem disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

For more information:

Stem, Inc.
Ted Durbin, Stem
Marc Silverberg, ICR
IR@stem.com